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Exhibit 23.1

INDEPENDENT AUDITOR'S CONSENT

        We consent to the incorporation by reference in this Amendment No. 1 to Registration Statement No. 333-103999 of Sea Containers Ltd. on Form S-4 of our report dated March 6, 2003 (which report on the consolidated financial statements expresses an unqualified opinion and includes an explanatory paragraph referring to the adoption by Sea Containers Ltd. of Statement of Financial Accounting Standards ("SFAS") No. 142, Goodwill and Other Intangible Assets, and SFAS No. 145, Rescission of FASB Statements No. 4, 44 and 64, Amendment of FASB Statement No. 13, and Technical Corrections, effective January 1, 2002, and SFAS No. 133, Accounting for Derivative Instruments and Hedging Activities, as amended by SFAS No. 137 and 138, effective January 1, 2001 appearing in the Annual Report on Form 10-K of Sea Containers Ltd. and subsidiaries for the year ended December 31, 2002 and to the reference to us under the heading "Experts" in the Prospectus which is part of such Registration Statement.

/s/ Deloitte & Touche LLP

New York, New York
May 6, 2003

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INDEPENDENT AUDITOR'S CONSENT